UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

UNITED HOMES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 N Royal Tower Drive Irmo, South Carolina	29063
(Address of principal executive offices)	(Zip Code)

(212) 572 - 6260

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On March 30, 2023 (the “Closing Date”), DiamondHead Holdings Corp., a Delaware corporation (“DHHC” and, after the consummation of the Business Combination as described below, United Homes Group, Inc. (“UHG” or the “Company”)), consummated its previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of September 10, 2022 (the “Business Combination Agreement”), by and among DHHC, Hestia Merger Sub, Inc., a South Carolina corporation and wholly-owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into GSH, with GSH surviving the merger as a wholly-owned subsidiary of the Company. In connection with the consummation of the Business Combination on the Closing Date, DHHC changed its name from DHHC to United Homes Group, Inc.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of independent registered public accounting firm

On April 25, 2023, the Company’s audit committee (the “Audit Committee”) approved the dismissal of Marcum LLP (“Marcum”) as its independent registered public accounting firm to audit the Company’s financial statements, to be effective April 26, 2023 (the “Auditor Change Effective Date”).

Marcum’s report on the Company’s financial statements as of December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than including an explanatory paragraph as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2022 and December 31, 2021, and the subsequent period through the Auditor Change Effective Date, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions to Item 304 of Regulation S-K under the Exchange Act) with Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report. During the years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through the date of Marcum’s dismissal, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than the material weakness in internal controls identified by management related to the lack of ability to account for certain complex features of the DHHC Class A common stock and warrants issued by the Company, which resulted in the restatement of the Company’s audited balance sheet as of January 28, 2021, and its interim financial statements for the quarters ended March 31, 2021 and June 30, 2021.

The Company has provided Marcum with a copy of the disclosures made by the Company in this Item 4.01 and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

(b)	Engagement of new independent registered public accounting firm

On April 25, 2023, the Board approved the engagement of FORVIS, LLP (“FORVIS”) as its independent registered public accounting firm, effective upon the Auditor Change Effective Date. FORVIS previously served as the independent registered public accounting firm of GSH prior to the Business Combination. During the years ended December 31, 2022 and December 31, 2021, and the subsequent interim period through the date of FORVIS’s engagement, neither the Company, nor anyone on the Company’s behalf consulted with FORVIS, on behalf of the Company, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

16.1	Letter from Marcum LLP to the SEC dated April 26, 2023
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023

United Homes Group, Inc.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer